                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report-September 27, 2005
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                        (Date of Earliest Event Reported)



                                POPULAR ABS, INC.
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          (as depositor under a certain Pooling and Servicing Agreement dated as of September 1, 2005, providing for the issuance of
               Mortgage Pass-Through Certificates, Series 2005-C)
             (Exact Name of Registrant as specified in its charter)



        Delaware                  333-115371-09               52-2029487
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(State of Incorporation)      (Commission File No.)      (IRS Employer I.D. No.)

     103 Springer Building, 3411 Silverside Road, Wilmington, Delaware 19803
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                    (Address of principal executive offices)


Registrant's telephone number, including area code:   (302) 478-6160

Item 8.01  Other Events.

         In connection with the issuance of its Mortgage Pass-Through Certificates, Series 2005-C, on September 27, 2005, Popular ABS, Inc. entered into a Pooling and Servicing Agreement dated as of September 1, 2005 (the "Pooling and Servicing Agreement"), by and among Popular ABS, Inc., a Delaware corporation, as depositor ("ABS"), Equity One, Inc., a Delaware corporation, as a seller and as servicer, Equity One, Incorporated, a Pennsylvania corporation, as seller, Popular Financial Services, LLC, a Delaware limited liability company, as seller, Equity One, Inc., a Minnesota corporation, as seller, Equity One Consumer Loan Company, Inc., a New Hampshire corporation, as seller, Popular Financial Funding, LLC, a Delaware limited liability company, as seller, and JPMorgan Chase Bank, N.A. The Pooling and Servicing Agreement is annexed hereto as Exhibit 99.1.

Item 9.01  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) Not applicable.

         (b) Not applicable.

         (c) Exhibits:

99.1     Pooling and Servicing Agreement dated as of September 1, 2005











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* Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the prospectus dated July 15, 2005 and prospectus supplement dated September 20, 2005, of Popular ABS, Inc., relating to its Mortgage Pass-Through Certificates, Series 2005-C.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   POPULAR ABS, INC.


                                   By:  /s/ James H. Jenkins
                                       --------------------------------------
                                          James H. Jenkins
                                          Executive Vice President and CFO


Dated: September 27, 2005

Exhibit Index

Exhibit

99.1     Pooling and Servicing Agreement dated as of September 1, 2005